SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 30, 2009

LEXINGTON REALTY TRUST
(Exact Name of Registrant as Specified in Its Charter)

Maryland	1-12386	13-3717318
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Penn Plaza, Suite 4015, New York, New York	10119-4015
(Address of Principal Executive Offices)	(Zip Code)

(212) 692-7200

(Registrant's Telephone Number, Including Area Code)

________________________________________________

  (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions

___	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

___         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

___	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

___	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02. Unregistered Sales of Equity Securities.

See “Adjustment to Exchange, Conversion and Redemption Rates,” which is incorporate by reference into this Item 3.02.

Item 8.01.	Other Events.

Adjustment to Exchange, Conversion and Redemption Rates

In connection with the quarterly common share dividend, which we refer to as the Quarterly Common Dividend, that was paid in a combination of (1) our shares of beneficial interest, par value $0.0001 per share, classified as common stock, which we refer to as common shares, and (2) cash on July 30, 2009 to common shareholders of record at the close of business on June 30, 2009, which we refer to as the Record Date, we issued 4,333,183 common shares on July 30, 2009.

As a result of the Quarterly Common Dividend, effective immediately prior to the opening of business on the day following the Record Date, or July 1, 2009, the exchange rate of our 5.45% Exchangeable Guaranteed Notes due 2027, which we refer to as the Notes, adjusted from an exchange rate of 47.7692 common shares per $1,000 principal amount of Notes, which was equivalent to an exchange price of $20.93 per common share, to 49.6681 common shares per $1,000 principal amount of Notes, which is equivalent to an exchange price of $20.13 per common share. This may result in up to 199,759 additional common shares being issued upon exchange of the Notes.

As a result of the Quarterly Common Dividend, effective immediately prior to the opening of business on the day following the Record Date, or July 1, 2009, the conversion rate of our Series C Preferred Shares adjusted from a conversion rate of 2.2726 common shares per Series C Preferred Share, which was equivalent to a conversion price of $22.00 per common share, to 2.3589 common shares per Series C Preferred Share, which is equivalent to a conversion price of $21.20 per common share. This may result in up to 180,771 additional common shares being issued upon conversion of the Series C Preferred Shares.

As described in Item 1.01 above and as a result of the Quarterly Common Dividend, effective on the day immediately following the Record Date, or July 1, 2009, the redemption factor (or conversion ratio) for all limited partners of LCIF, LCIF II and Net 3 was adjusted from 1.05 to 1.09, so that each OP Unit may be redeemed by the holder thereof for 1.09 common shares. This may result in up to 214,027 additional common shares being issued upon redemption of the OP Units.

Press Release

On July 30, 2009, we issued a press release relating to the Quarterly Common Dividend, including a description of the payment method and the impact on the Notes, the Series C Preferred Shares and the OP Units. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

99.1	Press release issued July 30, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lexington Realty Trust

Date: August 4, 2009	By:	/s/ T. Wilson Eglin
T. Wilson Eglin
Chief Executive Officer

Exhibit Index

99.1	Press release issued July 30, 2009